BK ASSOCIATES, INC.
                             1295 Northern Boulevard
                            Manhasset, New York 11030




                                         February 6, 1998




CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

          Re: PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 6, 1998, TO THE PROSPECTUS DATED SEPTEMBER 4, 1997, INCLUDED IN REGISTRATION STATEMENT NO. 333-34545 OF CONTINENTAL AIRLINES, INC.
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Ladies and Gentlemen:

          We consent to the use of our report and to the reference to our name in the text under the headings "Prospectus Supplement Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Preliminary Prospectus Supplement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein. We also consent to such use, reference and summary in the Final Prospectus Supplement relating to the offering described in such Preliminary Prospectus Supplement, to the extent such use, references and summary are unchanged.

                                         Sincerely,

                                         BK ASSOCIATES, INC.


                                                /S/ JOHN F. KEITZ
                                         -----------------------------------
                                         Name:  John F. Keitz
                                         Title: President
                                                ISTAT Senior Certified Appraiser